EXHIBIT 32

                Certifications Pursuant to U. S. C. Section 1350

         The undersigned, who are the chief executive officer and the chief financial officer of Community Bankshares, Inc., each hereby certifies that, to the best of his knowledge, the accompanying Form 10-Q of the issuer fully complies with the requirements of Sections 13(a) or 15(d) of the Securities
Exchange Act of 1934, and that information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

                                                                 August 11, 2005


/s/ Samuel L. Erwin
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Samuel L. Erwin
Chief Executive Officer


/s/ William W. Traynham
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William W. Traynham
President and Chief Financial Officer